October 24, 2022

EntrepreneurShares Series Trust

175 Federal Street, Suite 875

Boston, MA 02210

Re:       EntrepreneurShares Series Trust - File Nos. 333-168040 and 811-22436

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 43 under the Securities Act of 1933, as amended to the EntrepreneurShares Series Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 46 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP